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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 and Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 of Touchstone Select Advisors Trust C on Form N-1A of our report dated February 20, 1997, on our audit of the financial statements and financial highlights of Touchstone Emerging Growth Fund C, Touchstone International Equity Fund C, Touchstone Growth & Income Fund C, Touchstone Balanced Fund C, Touchstone Income Opportunity Fund C, Touchstone Bond Fund C, and Touchstone Municipal Bond Fund C, constituting the seven series of Select Advisors Trust C, which report is included in the Annual Report for Select Advisors Trust C for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement; our report dated February 20, 1997, on our audit of the financial statement and financial highlights of Touchstone Standby Income Fund, which report is included in the Annual Report for Touchstone Standby Income Fund for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement; and our report dated February 20, 1997, on our audits of the financial statements and supplemental data of the Emerging Growth Portfolio, International Equity Portfolio, Growth & Income Portfolio, Balanced Portfolio, Income Opportunity Portfolio, Bond Portfolio, and Municipal Bond Portfolio, constituting the seven series of the Select Advisors Portfolios, which report is included in the Annual Report for Select Advisors Portfolios for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Counsel and Independent Accountants."



                                               /s/ Coopers & Lybrand L.L.P.
                                               ------------------------------
                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 12, 1998